UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2005

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2005, Susquehanna Bancshares, Inc. executed an SBI Guarantee (the “Guarantee”), in favor of its fully-owned subsidiaries SB Pennsylvania Company LLC, a Delaware limited liability company, SB New Jersey Company LLC, a Delaware limited liability company, SB Maryland Company A LLC, a Delaware limited liability company, SB Maryland Company B LLC, a Delaware limited liability company, SB Maryland Company C LLC, a Delaware limited liability company, SB Maryland Company D LLC, a Delaware limited liability company, and Susquehanna Auto Lease Trust 2005-1, a Delaware statutory trust.

A copy of the Guarantee is attached to this filing on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Exhibit

10.1	Form of SBI Guarantee by Susquehanna Bancshares, Inc., in favor of SB Pennsylvania Company LLC, SB New Jersey Company LLC, SB Maryland Company A LLC, SB Maryland Company B LLC, SB Maryland Company C LLC and SB Maryland Company D LLC, Susquehanna Auto Lease Trust 2005-1, a Delaware statutory trust, dated as of March 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President & CFO

Dated: April 5, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of SBI Guarantee by Susquehanna Bancshares, Inc., in favor of SB Pennsylvania Company LLC, SB New Jersey Company LLC, SB Maryland Company A LLC, SB Maryland Company B LLC, SB Maryland Company C LLC and SB Maryland Company D LLC, Susquehanna Auto Lease Trust 2005-1, a Delaware statutory trust, dated as of March 30, 2005.